                                                                     EXHIBIT 1.1
                                                                     -----------

                        320,000 Shares of Common Stock
                          (Par value $0.25 per share)


                            UNDERWRITING AGREEMENT


                                                        __________________, 1998



STIFEL, NICOLAUS & COMPANY, INCORPORATED
500 North Broadway
St. Louis, Missouri 63102


Ladies and Gentlemen:

     Independent Bankshares, Inc., a Texas corporation (the "Company"), proposes to issue and sell to Stifel, Nicolaus & Company, Incorporated (sometimes referred to herein as the "Underwriter"), pursuant to the terms of this Agreement, 320,000 shares of the Company's common stock, par value $0.25 per share (the "Common Stock"). The aforementioned 320,000 shares of Common Stock to be sold to you are herein called the "Firm Shares." Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to issue and sell to you, at your option (the "Option"), up to an additional 48,000 shares of Common Stock (the "Option Shares") upon exercise of the over-allotment option granted in Section 1 hereof. The Firm Shares and any Option Shares are herein collectively referred to as the "Designated Shares" and are more fully described in the Prospectus hereinafter defined.

          The Company hereby confirms as follows its agreement with you in connection with the proposed purchase of the Designated Shares.

     1. SALE, PURCHASE AND DELIVERY OF DESIGNATED SHARES; DESCRIPTION OF DESIGNATED SHARES.

          On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase at a purchase price of $____ per share (the "Purchase Price"), the Firm Shares.
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          In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriter the Option to purchase all or any portion of the 48,000 Option Shares, and upon the exercise of such Option in accordance with this Section 1, the Company hereby agrees to issue and sell to the Underwriter all or any portion of the Option Shares at the same Purchase Price per share paid for the Firm Shares. The Option hereby granted shall expire at 5:00 p.m. St. Louis time 30 days after the Effective Date (as hereinafter defined) and may be exercised only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares. The Option may be exercised in whole or in part at any time (but not more than once) by the Underwriter giving notice (confirmed in writing) to the Company setting forth the number of Option Shares as to which the Underwriter is exercising the Option and the time and date at the offices of Arter & Hadden, LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201 for payment and delivery of certificates for such Option Shares. Such time and date of payment and delivery for the Option Shares (the "Option Closing Date") shall be determined by the Underwriter, but shall not be earlier than two nor later than five business days after the exercise of such Option, nor in any event prior to the Closing Date (as hereinafter defined). The Option Closing Date may be the same as the Closing Date.

          Payment of the Purchase Price and delivery of certificates for the Firm Shares shall be made at the offices of Arter & Hadden, LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, or such other place as shall be agreed to by the Underwriter and the Company, at 10:00 a.m., St. Louis time, on ______, 1998, or at such other time not more than five full business days thereafter as the Company and the Underwriter shall determine (the "Closing Date"). If the Underwriter exercises the Option to purchase any or all of the Option Shares, payment of the Purchase Price and delivery of certificates for such Option Shares shall be made on the Option Closing Date at the offices of Arter & Hadden, LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, or at such other place as the Company and the Underwriter shall determine. Such payments shall be made to an account designated by the Company by wire transfer, in same day funds, in the amount of the aggregate Purchase Price therefor, against delivery by or on behalf of the Company to the Underwriter of certificates for the Designated Shares to be purchased by the Underwriter.

          The Agreement contained herein with respect to the timing of the Closing Date and Option Closing Date is intended to, and does, constitute an express agreement, as described in Rule 15c6-1(c) and (d) promulgated under the 1934 Act (as defined herein), for a settlement date other than three or four business days after the date of the contract, as the case may be.

          Certificates for Designated Shares to be purchased by the Underwriter shall be delivered by the Company in fully registered form in such authorized denominations and registered in such names as the Underwriter shall request in writing not later than 12:00 noon, St. Louis time, two business days prior to the Closing Date and, if applicable, the Option Closing Date. Certificates for Designated Shares to be purchased by the Underwriter shall be made available by the Company to the Underwriter for inspection, checking and packaging at such office as the Underwriter may designate in writing not later than 1:00 p.m., St. Louis time, on the last business day prior to the Closing Date and, if applicable, on the last business day prior to the Option Closing Date.

          Time shall be of the essence, and delivery of the certificates for the Designated Shares at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Underwriter hereunder.

     2.   REPRESENTATIONS AND WARRANTIES.

                     (a) The Company represents and warrants to, and agrees with, the Underwriter, that:


               (i) The reports filed with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (the "1934 Act Regulations") at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (ii) The Company, with Independent Capital Trust, has prepared and filed with the Commission a registration statement on Form S-2 (File Numbers 333-60649 and 333-60649-01) for the registration of, among other securities, the Designated Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related prospectus subject to completion, and one or more amendments to such registration statement may have been so filed, in each case in conformity in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations"). Copies of such registration statement, including any amendments thereto, each Preliminary Prospectus (as defined herein) contained therein and the exhibits, financial statements and schedules to such registration statement, as finally amended and revised, have heretofore been delivered by the Company to the Underwriter. After the execution of this Agreement, the Company will file with the Commission (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the 1933 Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A of the 1933 Act Regulations ("Rule 430A") or permitted by Rule 424(b) of the 1933 Act Regulations ("Rule 424(b)") and as have been provided to and not objected to by the Underwriter prior to (or as are agreed to by the Underwriter subsequent to) the execution of this Agreement, or (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the 1933 Act, an amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, a copy of which amendment has been furnished to and not objected to by the Underwriter prior to (or is agreed to by the Underwriter subsequent to) the execution of this Agreement. As used in this Agreement, the term

     "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective under the 1933 Act, including
     (1) all financial schedules and exhibits thereto, (2) all documents (or portions thereof) incorporated by reference therein filed under the 1934 Act, and (3) any information omitted therefrom pursuant to Rule 430A and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto including all documents (or portions thereof) incorporated by reference therein under the 1934 Act (including the prospectus subject to completion, if any, included in the Registration Statement and each prospectus filed pursuant to Rule 424(a) under the 1933 Act); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b)(1) or (4) or, if no prospectus is required to be filed pursuant to Rule 424(b)(1) or (4), the prospectus included in the Registration Statement, in each case including the financial schedules and all documents (or portions thereof) incorporated by reference therein under the 1934 Act. The date on which the Registration Statement becomes effective is hereinafter referred to as the "Effective Date."

               (iii) The documents incorporated by reference in the Preliminary Prospectus or Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and when read together and with the other information in the Preliminary Prospectus or Prospectus, as the case may be, at the time the Registration Statement became or becomes effective and at the Closing Date and any Option Closing Date, did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (iv) No order preventing or suspending the use of any Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been issued by the Commission, nor has the Commission, to the knowledge of the Company, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus, at the time of filing thereof, (A) complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for inclusion in the Preliminary Prospectus or the Prospectus (the "Underwriter's Information"). The Underwriter's Information includes only the statements with respect to the public offering of Designated Shares by the Underwriter set forth on the cover page of the Prospectus, the legend concerning over-allotments and other stabilizing activities on the inside front cover page of the Prospectus and the first paragraph and the third sentence of the second paragraph under the heading "Underwriting Sale of Common Stock" in the

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     Prospectus and the third paragraph under the heading "Underwriting General"
     in the Prospectus.

               (v) At the Effective Date and at all times subsequent thereto, up to and including the Closing Date and, if applicable, the Option Closing Date, the Registration Statement and any post-effective amendment thereto
     (A) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Effective Date and at all times when the Prospectus is required to be delivered in connection with offers and sales of Designated Shares, including, without limitation, the Closing Date and, if applicable, the Option Closing Date, the Prospectus, as amended or supplemented, (A) complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and (B) did not contain and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to the Underwriter's Information.

               (vi) The Company and Azle Bancorp ("Bancorp") are duly organized, validly existing and in good standing under the laws of the State of Texas, with full power and authority to own, lease and operate their properties and conduct their business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted and are duly registered as bank holding companies under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Company has the power and authority to issue and sell the Designated Shares, to enter into and perform its obligations under this Agreement and to consummate the transactions herein contemplated; the Company and Bancorp are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or the ownership of their respective properties requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, stockholders equity or results of operations of the Company, Bancorp or the Subsidiaries (as hereinafter defined) taken as a whole ("Material Adverse Effect");

               (vii) The Company has the direct and indirect subsidiaries identified on Exhibit A-1 hereto (the "Company Subsidiaries"), and Bancorp has the direct and indirect subsidiaries identified on Exhibit A-2 hereto (the "Bancorp Subsidiaries") (the Company Subsidiaries and the Bancorp Subsidiaries are sometimes referred to herein collectively as the "Subsidiaries" and individually as a "Subsidiary"). The Company's Subsidiary, First State Bank, National Association, and Bancorp's Subsidiary, Azle State Bank ("ASB"), are hereinafter referred to collectively as the "Banks." The Company and Bancorp do not own or control, directly or indirectly, more than 5% of any

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     class of equity security of any corporation, association or other entity other than the Subsidiaries. Each Subsidiary is a bank, corporation or business trust duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each such Subsidiary has full corporate and other power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted. The deposit accounts of the Banks are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount provided by law; and, to the knowledge of the Company, no proceedings for the modification, termination or revocation of any such insurance are pending or threatened.

               (viii) Each of the Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Subsidiaries (A) have been duly authorized and are validly issued, (B) are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C.
     Section 55 or 12 U.S.C. Section 1831o, and (C) except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are owned by the Company or Bancorp, as the case may be, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity. Except as disclosed in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of the Company, Bancorp or the Subsidiaries.

               (ix) The capital stock of the Company conforms to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) in all material respects. The outstanding shares of capital stock and equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding rights, options or warrants to acquire any securities of the Company, and there are no restrictions upon the voting or transfer of any capital stock of the Company pursuant to the Company's articles of incorporation or bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound.

               (x) The Company has all requisite power and authority to issue, sell and deliver the Designated Shares in accordance with and upon the terms and conditions set

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     forth in this Agreement, the Registration Statement and the Prospectus (or,
     if the Prospectus is not in existence, the most recent Preliminary Prospectus). All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Designated Shares in accordance with such terms and conditions has been validly and sufficiently taken. The Designated Shares, when delivered in accordance with this Agreement, will be duly and validly issued and outstanding and will be fully paid and nonassessable, will not be issued in violation of or subject to any preemptive or similar rights, and will conform in all material respects to the description thereof in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). None of the Designated Shares, immediately prior to delivery, will be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

               (xi) The Company, Bancorp and the Subsidiaries have complied in all material respects with all federal, state and local statutes, regulations, ordinances and rules applicable to the ownership and operation of their properties or the conduct of their businesses as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted.

               (xii) The Company, Bancorp and the Subsidiaries have all material permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease their properties and conduct their businesses in the manner described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted in all material respects. All such Permits are in full force and effect and each of the Company, Bancorp and the Subsidiaries are in all material respects complying therewith, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be adequately disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Such Permits contain no restrictions that would materially impair the ability of the Company, Bancorp or the Subsidiaries to conduct their businesses in the manner consistent with their past practices. Neither the Company, Bancorp nor any of the Subsidiaries has received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

               (xiii) Neither the Company, Bancorp nor any of the Subsidiaries is in breach or violation of its corporate articles of incorporation or charter, by-laws or other governing documents in any material respect. Neither the Company, Bancorp nor any of the Subsidiaries is, and to the knowledge of the Company no other party is, in violation, breach or default (with or without notice or lapse of time or both) in the performance or observance of any term, covenant, agreement, obligation, representation, warranty or condition

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     contained in (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, violation or default would reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Company, no other party has threatened that the Company, Bancorp or any of the Subsidiaries is in such violation, breach or default, or (B) except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company, Bancorp or the Subsidiaries or any of their respective properties the breach, violation or default of which would reasonably be expected to have a Material Adverse Effect.

                    (xiv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, the Registration Statement and the Prospectus (or, if the Prospectus in not in existence, the most recent Preliminary Prospectus) do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Company Subsidiaries or the Designated Shares pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the articles of incorporation or by-laws of the Company or the Company Subsidiaries, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, Permit or any other agreement or instrument to which the Company or the Company Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Company Subsidiaries or any of their respective properties which conflict, creation, imposition, breach, violation or default would, either singly or in the aggregate, have a Material Adverse Effect. No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except for the registration of the Designated Shares, under the 1933 Act and the qualification for listing of the Designated Shares by the American Stock Exchange, Inc. relating to the listing of the Designated Shares, and such as may be required under state securities laws or Interpretations or Rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Designated Shares by the Underwriter.


                    (xv) The Company has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.


               (xvi) The Company, Bancorp and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases under which the Company, Bancorp or the Subsidiaries hold real or personal property are valid, existing and enforceable leases and in full force and effect with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real or personal property by the Company, and neither the Company, Bancorp nor any of the Subsidiaries is in default in any material respect of any of the terms or provisions of any material leases.

               (xvii) PricewaterhouseCoopers LLP, who have certified certain of the consolidated financial statements of the Company and the Company Subsidiaries, including the notes thereto, included by incorporation by reference or otherwise in the Registration Statement and Prospectus, are independent public accountants with respect to the Company, Bancorp and the Subsidiaries as required by the 1933 Act and the 1933 Act Regulations. Ernst & Young LLP, who have certified certain of the financial statements of ASB, including the notes thereto, included in the Registration Statement and Prospectus, are independent public accountants with respect to the Company, Bancorp and the Subsidiaries as required by the 1933 Act and the 1933 Act Regulations. Stovall, Grandey & Whatley, who have certified certain of the consolidated financial statements of Bancorp and the Bancorp Subsidiaries, including the notes thereto, included in the Registration Statement and Prospectus, are independent public accounts with respect to the Company, Bancorp and the Subsidiaries as required by the 1933 Act and the 1933 Act Regulations.

               (xviii) (A) The consolidated financial statements, including the notes thereto, included by incorporation by reference or otherwise in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) with respect to the Company, Bancorp and the Subsidiaries, comply in all material respects with the 1933 Act and the 1933 Act Regulations and present fairly the consolidated financial position of the entities covered thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders' equity of the entities covered thereby for the periods specified and have been prepared in conformity with generally accepted accounting principles. The selected and summary consolidated financial data concerning the Company, Bancorp and the Subsidiaries included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) comply in all material respects with the 1933 Act and the 1933 Act Regulations, present fairly the information set forth therein, and have been compiled on a basis consistent with that of the consolidated financial statements of the Company, Bancorp and the Subsidiaries in the Registration Statement and the Prospectus (or such Preliminary Prospectus). The other financial, statistical and numerical information included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) complies in all material respects with the 1933 Act and the 1933 Act Regulations, presents fairly the information shown therein, and to the extent applicable has been compiled on a basis consistent with the financial statements of the Company, Bancorp and the Subsidiaries included in the Registration Statement and the Prospectus (or such Preliminary Prospectus).

                                (B) The pro forma financial information of the
     Company and the Company Subsidiaries included in the Registration Statement presents fairly in all material respects the information shown therein, has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company, Bancorp and the Subsidiaries included in the Registration Statement, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and the assumptions used in the preparation thereof are reasonable.


              (xix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except as otherwise stated therein:

                    (A) neither the Company, Bancorp nor any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree except for such loss or interference or labor dispute or court or governmental action, order or decree as would not have a Material Adverse Effect;

                    (B) there has not been any material adverse change in the Company, Subsidiaries, and Bancorp taken as a whole, or any development which is reasonably likely to have a Material Adverse Effect;

                    (C) neither the Company, Bancorp nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business which is material to the Company, Subsidiaries, and Bancorp taken as a whole;

                     (D) neither the Company nor Bancorp has declared or paid any dividend, and neither the Company, Bancorp nor any of the Subsidiaries has become delinquent in the payment of principal or interest on any outstanding borrowings; and

                     (E) there has not been any change in the capital stock, equity securities, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Company, Bancorp or the Subsidiaries.

             (xx) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Company, threatened, against or affecting the Company, Bancorp or the Subsidiaries or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or the Company, Subsidiaries, and Bancorp taken as a whole or which is required to be disclosed in the Registration Statement or the Prospectus (or such Preliminary Prospectus) and is not so disclosed.

             (xxi) There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been filed as exhibits or incorporated by reference into the Registration Statement, or that are required to be summarized in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) that are not so summarized.

             (xxii) Neither the Company nor Bancorp has taken, directly or indirectly, any action designed to result in or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Shares, and the Company has no knowledge that any such action has been taken or will be taken by any affiliate of the Company or Bancorp.

             (xxiii) The Company, Bancorp and the Subsidiaries own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and neither the Company, Bancorp nor the Subsidiaries have received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and the Company does not know of any basis for such infringement or conflict.

               (xxiv) Except as adequately disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no labor dispute involving the Company, Bancorp or the Subsidiaries exists or, to the knowledge of the Offerors, is imminent which would reasonably be expected to have a Material Adverse Effect or which is required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Neither the Offerors, Bancorp nor any of the Subsidiaries have knowledge of any existing or threatened labor dispute by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect.

               (xxv) The Offerors, Bancorp and the Subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith or where the failure to so timely and properly prepare and file would not have a Material Adverse Effect. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company, Bancorp or the Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (xxvi) Each of the material contracts, agreements and instruments described or referred to in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and each contract, agreement and instrument filed as an exhibit to the Registration Statement is in full force and effect and is the legal, valid and binding agreement of the Offerors, Bancorp or the Subsidiaries, enforceable in accordance with its terms, except (A) to the extent set forth in the Prospectus (or such Preliminary Prospectus, (B) as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally, (C) to the extent such unenforceability would not have a Material Adverse Effect or (D) with respect to any indemnification or contribution provision thereof, as may be limited by applicable securities laws. Except as disclosed in the Prospectus (or such Preliminary Prospectus), to the knowledge of the Offerors, no other party to any such agreement is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder.

               (xxvii) No relationship, direct or indirect, exists between or among the Company, Bancorp or the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, Bancorp or the Subsidiaries, on the other hand, which is required to be described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) which is not adequately described therein.

               (xxviii) No person has the right to request or require the Company or the Company Subsidiaries to register any securities for offering and sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Designated Shares except as adequately disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (xxix) The Designated Shares have been approved for listing on the American Stock Exchange, Inc., subject to official notice of issuance.

               (xxx) Except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no contractual encumbrances or restrictions or material legal restrictions required to be described therein, on the ability of the Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company or Bancorp, (B) to make any loans or advances to, or investments in, the Company or Bancorp or (C) to transfer any of its property or assets to the Company or Bancorp.

               (xxxi) Neither the Company nor Bancorp is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (xxxii) The Company has not distributed and will not distribute prior to the Closing Date any prospectus in connection with the offering contemplated hereby, other than a Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the 1933 Act and the 1933 Act Regulations and supplied to the Underwriter.

               (xxxiii) The Company, Bancorp and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization, and (D) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

               (xxxiv) The Company, Bancorp and the Subsidiaries maintain insurance covering in all material respects their properties, personnel and business. Such insurance insures against such losses and risks as, in the judgment of the executive officers of the Company, are adequate to protect in all material respects the Company, Bancorp and the Subsidiaries and their businesses. Neither the Company, Bancorp nor any of the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date, with such exceptions as would not have a Material Adverse Effect.

                    (xxxv) All of the representations and warranties of the Company contained in the Reorganization Agreement and any Ancillary Agreement are true and correct in all material respects, and the Company has no reason to believe that (A) any of the representations and warranties of Bancorp contained in the Reorganization Agreement and any Ancillary Agreement are not true and correct in all material respects, or (B) that any condition to consummation of the transactions contemplated by the Reorganization Agreement and the Ancillary Agreements will not be satisfied or that such transactions will not close as contemplated in the Reorganization Agreement and the Ancillary Agreements.


     3. OFFERING BY THE UNDERWRITER. After the Registration Statement becomes effective or, if the Registration Statement is already effective, after this Agreement becomes effective, the Underwriter shall, subject to the terms and conditions hereof, offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus. The Underwriter may from time to time thereafter reduce the public offering price and change the other selling terms, provided the proceeds to the Company shall not be reduced as a result of such reduction or change.

          The Underwriter may reserve and sell such of the Designated Shares purchased by the Underwriter as the Underwriter may elect to dealers chosen by it (the "Selected Dealers") at the public offering price set forth in the Prospectus less the applicable Selected Dealers' concessions set forth therein, for re-offering by Selected Dealers to the public at the public offering price. The Underwriter may allow, and Selected Dealers may re-allow, a concession set forth in the Prospectus to certain other brokers and dealers.

     4. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with the Underwriter as follows:

          (a) The Company shall use its best efforts to cause the Registration Statement and any amendments thereto, if not effective at the time of execution of this Agreement, to become effective as promptly as possible. If the Registration Statement has become or becomes effective pursuant to Rule 430A and information has been omitted therefrom in reliance on Rule 430A, then the Company will prepare and file in accordance with Rule 430A and Rule 424(b) copies of the Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including the Prospectus) containing all information so omitted.


          (b) The Company shall notify the Underwriter immediately, and confirm such notice in writing:

               (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, has become effective, or when the Prospectus or any supplement to the Prospectus or any amended Prospectus has been filed;

               (ii) of the receipt of any comments or requests from the Commission relating to the Registration Statement or the Prospectus;

               (iii) of any request of the Commission to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and

               (iv) of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending the qualification of any of the Designated Shares for offering or sale in any jurisdiction or the institution or threat of institution of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or of any other such order and, if any such order is issued, to cause such order to be withdrawn or lifted as soon as possible.

          (c) The Company shall furnish to the Underwriter, from time to time without charge, as soon as available, as many copies as the Underwriter may reasonably request of (i) the registration statement as originally filed and of all amendments thereto including exhibits, whether filed before or after the Registration Statement becomes effective, (ii) all exhibits and documents incorporated therein or filed therewith, (iii) all consents and certificates of experts in executed form, (iv) each Preliminary Prospectus and all amendments and supplements thereto, and (v) the Prospectus, and all amendments and supplements thereto.

          (d) During the time when a prospectus is required to be delivered under the 1933 Act, the Company shall comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Designated Shares as contemplated herein and in the Prospectus. The Company shall not file any amendment to the registration statement as originally filed or to the Registration Statement and shall not file any amendment thereto or make any amendment or supplement to any Preliminary Prospectus or to the Prospectus of which the Underwriter shall not previously have been advised in writing and provided a copy a reasonable time prior to the proposed filings thereof or to which the Underwiter or counsel for the Underwriter shall object. If it is necessary, in the Company's reasonable opinion or in the reasonable opinion of the Company's counsel, to amend or supplement the Registration Statement or the Prospectus in connection with the distribution of the Designated Shares, the Company shall forthwith amend or supplement the Registration Statement or the Prospectus, as the case may be, by preparing and filing with the Commission (provided the Underwriter or counsel for the Underwriter does not reasonably object), and furnishing to the Underwriter, such number of copies as the Underwriter may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the Prospectus, as the case may be (in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter). If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus to correct an untrue statement of a material fact or to include a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations, the Company shall, subject to the second sentence of this subsection (d), forthwith amend or supplement the Prospectus by preparing and filing with the Commission, and furnishing to the Underwriter, such number of copies as the Underwriter may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter) so that, as so amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) The Company shall cooperate with the Underwriter and counsel for the Underwriter in order to qualify the Designated Shares for offering and sale under the securities or blue sky laws of such jurisdictions within the United States of America as the Underwriter may reasonably request and shall continue such qualifications in effect so long as may be advisable for distribution of the Designated Shares; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or file a general consent to service of process in any jurisdiction in connection with the foregoing. The Company shall file such statements and reports as may be required by the laws of each jurisdiction in which the Designated Shares have been qualified as above. The Company will notify the Underwriter immediately of, and confirm in writing, the suspension of qualification of the Designated Shares or threat thereof in any jurisdiction.

          (f) The Company shall make generally available to its security holders in the manner contemplated by Rule 158 of the 1933 Act Regulations and furnish to the Underwriter as soon as practicable, but in any event not later than 16 months after the Effective Date, a consolidated earnings statement of the Company conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158.

          (g) The Company shall use the proceeds from the sale of the Designated Shares to be sold hereunder in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (h) For five years from the Effective Date, the Company shall furnish to the Underwriter copies of all reports and communications (financial or otherwise) furnished by the Company to the holders of the Designated Shares as a class, copies of all reports and financial statements filed with or furnished to the Commission (other than portions for which confidential treatment has been obtained from the Commission) or with any other national securities exchange or self-regulatory organization, and such other documents, reports and information concerning the business and financial condition of the Company as the Underwriter may reasonably request, other than such documents, reports and information for which the Company has the legal obligation not to reveal to the Underwriter.

          (i) For a period of 90 days from the Effective Date, the Company shall not, without the Underwriter's prior written consent, directly or indirectly offer, sell, contract to sell or otherwise dispose of any shares of the Company's equity securities, any securities convertible or exchangeable for such equity securities or any other rights to acquire such equity securities, other than (A) Designated Shares issued and sold to the Underwriter pursuant to this Agreement, (B) Common Stock issued upon exercises of employee stock options outstanding on the date hereof, and (C) Common Stock issued upon conversion of the Company's outstanding Series C Preferred Stock, as described in the Prospectus. The Company will cause each of its executive officers and directors, and beneficial owners of more than five percent of the Common Stock (other that the Independent Bankshares, Inc. Employee Stock Ownership Plan) to deliver to the Underwriter on or before the date of this Agreement, an agreement satisfactory in form and substance to the Underwriter and counsel for the Underwriter whereby each such person agrees, for a period of 90 days from the Effective Date, not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any shares of the Company's equity securities, any securities convertible or exchangeable for the Company's equity securities or any other rights to acquire such equity securities without the prior written consent of the Underwriter.

          (j) The Company shall use its best efforts to cause the Designated Shares to become listed on the American Stock Exchange, Inc. or in lieu thereof a national securities exchange or self-regulatory organization, and to remain so listed for at least five years from the Effective Date or for such shorter period as may be specified in a written consent of the Underwriter.

          (k) Subsequent to the date of this Agreement and through the date which is the later of (i) the day following the date on which the Underwriter's Option to purchase the Option Shares shall expire, or (ii) the day following the Option Closing Date with respect to any Option Shares that the Underwriter shall elect to purchase, except as described in or contemplated by the Prospectus, neither the Company, Bancorp nor any of the Subsidiaries shall take any action (or refrain from taking any action) which will result in the Company, Bancorp or the Subsidiaries incurring any material liability or obligation, direct or contingent, or enter into any material transaction, except in the ordinary course of business, and there will not be any material change in the financial position, capital stock, or any material increase in long-term debt, obligations under capital leases or short-term borrowings (except for repurchase agreements in the ordinary course of business consistent with past practice) of the Company and the Company Subsidiaries, or Bancorp and the Bancorp Subsidiaries, as the case may be, on a consolidated basis.

          (l) Neither the Company nor Bancorp shall take, directly or indirectly, any action designed to result in or which has constituted or which would reasonably be expected to (i) cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Designated Shares, or (ii) otherwise violate the Commission's Regulation M.

          (m) Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, Bancorp, the Subsidiaries or the offering of the Designated Shares without the Underwriter's prior written consent.

     5. PAYMENT OF EXPENSES. Whether or not this Agreement is terminated or the sale of the Designated Shares to the Underwriter is consummated, the Company covenants and agrees that it will pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including:

          (a) the preparation, printing, filing, delivery and shipping of the initial registration statement, the Preliminary Prospectus or Prospectuses, the Registration Statement and the Prospectus and any amendments or supplements thereto, and the printing, delivery and shipping of this Agreement and any other underwriting documents (including, without limitation, selected dealers agreements), and the certificates for the Designated Shares;

          (b) all fees, expenses and disbursements of counsel and accountants for the Company and Bancorp;

          (c) all fees and expenses incurred in connection with the qualification of the Designated Shares under the securities or blue sky laws of such jurisdictions as the Underwriter may request, including all filing fees and fees and disbursements of counsel to the Underwriter in connection therewith, including, without limitation, in connection with the preparation of the Preliminary and Final Blue Sky Memoranda and any legal investment surveys and any supplements thereto (all such fees and expenses in this subparagraph (c) the "Blue Sky Fees"); provided, however, such Blue Sky Fees shall not exceed $3,000 in the aggregate;

          (d) all fees and expenses incurred in connection with filings made with the NASD;

          (e) any applicable fees and other expenses incurred in connection with the listing of the Designated Shares on the American Stock Exchange, Inc.

          (f) the cost of furnishing to the Underwriter copies of the initial registration statements, any Preliminary Prospectus, the Registration Statement and the Prospectus and all amendments or supplements thereto;

          (g) the costs and charges of any transfer agent or registrar and the fees and disbursements of counsel to any transfer agent or registrar;

          (h) all costs and expenses (including stock transfer taxes) incurred in connection with the printing, issuance and delivery of the Designated Shares to the Underwriter; and

             (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder that are not otherwise specifically provided for in this Section 5; provided, however, that the Underwriter shall pay its own costs and expenses, including (A) the costs and expenses of its counsel, (B) the Blue Sky Fees which are not paid by the Company pursuant to
Section 5(c) above, (C) the expenses of advertising any offering of the Designated Shares made by the Underwriter and (D) stabilization costs, if any.


          If the sale of Designated Shares contemplated by this Agreement is not completed due to the termination of this Agreement pursuant to the terms hereof, the Company will pay the Underwriter its accountable out-of-pocket expenses in connection herewith or in contemplation of the performance of the Underwriter's obligations hereunder, including without limitation travel expenses, reasonable fees, expenses and disbursements of counsel or other out-of-pocket expenses incurred by the Underwriter in connection with any discussion of the offering of the Designated Shares or the contents of the Registration Statement, any investigation of the Company and the Subsidiaries, or any preparation for the marketing, purchase, sale or delivery of the Designated Shares, in each case following presentation of reasonably detailed invoices therefor, provided, however, that if the sale of the Designated Shares is not completed, the Company will in no event be obligated to pay in excess of $50,000 of such fees and expenses without prior approval by the Company.

          If the sale of Designated Shares contemplated by this Agreement is completed, the Company shall not be responsible for payment of fees or disbursements of counsel to the Underwriter other than in accordance with paragraph (c) above, or for the reimbursement of any expenses of the Underwriter.

     6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Firm Shares and, following exercise of the Option granted by the Company in Section 1 of this Agreement, the Option Shares, are subject, in the Underwriter's reasonable discretion, to the accuracy of and compliance with the representations and warranties and agreements of the Company herein as of the date hereof and as of the Closing Date (or in the case of the Option Shares, if any, as of the Option Closing Date), to the accuracy of the written statements of the Company made pursuant to the provisions hereof, to the performance by the Company of their covenants and obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective prior to the time of execution hereof, the Registration Statement shall become effective not later than 10:00 a.m., St. Louis time, on the first business day following the time of execution of this Agreement, or at such later time and date as the Underwriter may agree to in writing. If required, the Prospectus and any amendment or supplement thereto shall have been timely filed in accordance with Rule 424(b) and Rule 430A under the 1933 Act and Section 4(a) hereof. No stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued under the 1933 Act or any applicable state securities laws and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission or any state authority. Any request on the part of the Commission or any state authority for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the satisfaction of the Underwriter and to the satisfaction of counsel for the Underwriter.

          (b) The Underwriter shall not have advised the Company in writing at or before the Closing Date (and, if applicable, the Option Closing Date) that the Registration Statement or any post-effective amendment thereto, or the Prospectus or any amendment or supplement thereto, contains an untrue statement of a fact which, in the Underwriter's opinion, is material or omits to state a fact which, in the Underwriter's opinion, is material and is required to be stated therein or is necessary to make statements therein (in the case of the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the Designated Shares, and the authorization and form of the Registration Statement and Prospectus, other than financial statements and other financial data, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel to the Underwriter, and the Company and the Company Subsidiaries shall have furnished to such counsel all documents and information relating thereto that they may reasonably request to enable them to pass upon such matters.

          (d) Arter & Hadden LLP, counsel to the Company, shall have furnished to the Underwriter its signed opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel to the Underwriter as to the matters set forth in as Exhibit B hereto.

          (e) Lewis, Rice & Fingersh, L.C., counsel to the Underwriter, shall have furnished to the Underwriter its signed opinion, dated the Closing Date or the Option Closing Date, as the case may be, with respect to the sufficiency of all corporate procedures and other legal matters relating to this Agreement, the validity of the Designated Shares, the Registration Statement, the Prospectus and such other related matters as the Underwriter may reasonably request and there shall have been furnished to such counsel such documents and other information as they may request to enable them to pass on such matters. In giving such opinion, Lewis, Rice & Fingersh, L.C. may rely as to matters of fact upon statements and certifications of officers of the Company and of other appropriate persons and may rely as to matters of law, other than law of the United States and the State of Missouri, upon the opinion of Arter & Hadden, LLP described herein.

          (f) On the date of this Agreement and on the Closing Date (and, if applicable, any Option Closing Date), the Underwriter shall have received from PricewaterhouseCoopers LLP and Ernst & Young LLP and Stoval, Grandey & Whatley, L.L.P. letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to the Underwriter, confirming that, with respect

PricewaterhouseCoopers LLP, they are independent public accountants with respect to the Company and the Company Subsidiaries (for purposes of this Section 6(f) only, the "Company") within the meaning of the 1933 Act and the 1933 Act Regulations, and, with respect to Ernst & Young, LLP and Stoval, Grandey & Whatley, L.L.P., they are independent public accountants with respect to Bancorp and the Bancorp Subsidiaries (for purposes of this Section 6(f) only, "Bancorp") within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that:

               (i) In their opinion, the consolidated financial statements of the Company or Bancorp, as the case may be, audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

               (ii) On the basis of the procedures specified by the American Institute of Certified Public Accountants as described in SAS No. 71, "Interim Financial Information," inquiries of officials of the Company or Bancorp, as the case may be, responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, which procedures do not constitute an audit in accordance with U.S. generally accepted auditing standards, nothing came to their attention that caused them to believe that, if applicable, the unaudited interim consolidated financial statements of the Company or Bancorp, as the case may be, included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1933 Act Regulations or are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent, except as noted in the Registration Statement, with the basis for the audited consolidated financial statements of the Company or Bancorp, as the case may be included in the Registration Statement.

               (iii) On the basis of limited procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited interim financial statements and other information referred to below, a reading of the latest available unaudited condensed consolidated financial statements of the Company or Bancorp, as the case may be, inspection of the minute books of the Company or Bancorp, as the case may be, since the date of the latest audited financial statements of the Company or Bancorp, as the case may be, included or incorporated by reference in the Registration Statement, inquiries of officials of the Company or Bancorp, as the case may be, responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock of the Company or Bancorp, as the case may be, any increase in the consolidated debt of the Company or Bancorp, as the case may be, any decreases in consolidated total assets or shareholders equity of the Company or Bancorp, as the case may be, or any changes, decreases or increases in other items specified by the Underwriter, in each case as compared with amounts shown in the latest unaudited interim consolidated statement of financial condition of the Company or Bancorp, as the case may be, included in the Registration Statement except in each case for changes, increases or decreases which the Registration Statement specifically discloses, have occurred or may occur or which are described in such letter; and

                    (B) for the period from the date of the latest unaudited interim consolidated financial statements of the Company or Bancorp, as the case may be, included in the Registration Statement to the specified date referred to in Clause (iii)(A), there were any decreases in the consolidated interest income, net interest income, or net income of the Company or Bancorp, as the case may be, or in the per share amount of net income of the Company or Bancorp, as the case may be, or any changes, decreases or increases in any other items specified by the Underwriter, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriter, except in each case for increases or decreases which the Registration Statement discloses have occurred or may occur, or which are described in such letter;

               (iv) In addition to the audit referred to in their report included in the Registration Statement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriter which are derived from the general accounting records and consolidated financial statements of the Company or Bancorp, as the case may be, which appear in the Registration Statement and have compared such amounts, percentages and financial information with the accounting records and the material derived from such records and consolidated financial statements of the Company or Bancorp, as the case may be, and have found them to be in agreement.

          In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases as specified in Clauses (iii)(A) or (iii)(B), above, or any exceptions from such agreement specified in Clause
(iv) above, it shall be a further condition to the obligations of the Underwriter that the Underwriter shall have determined, after discussions with officers of the Company, responsible for financial and accounting matters, that such changes, decreases, increases or exceptions as are set forth in such letters do not (x) reflect a material adverse change in the items specified in Clause (iii)(A) above as compared with the amounts shown in the latest unaudited consolidated statement of financial condition of the Company or Bancorp, as the case may be, included in the Registration Statement, (y) reflect a material adverse change in the items specified in Clause (iii)(B) above as compared with the corresponding periods of the prior year or other period specified by the Underwriter, or (z) reflect a material change in items specified in Clause (iv) above from the amounts shown in the Preliminary Prospectus distributed by the Underwriter in connection with the offering contemplated hereby or from the amounts shown in the Prospectus.

     (g) At the Closing Date and, if applicable, the Option Closing Date, the Underwriter shall have received certificates of the chief executive officer and the chief financial and accounting officer of the Company, which certificates shall be deemed to be made on behalf of the Company dated as of the Closing Date and, if applicable, the Option Closing Date, evidencing satisfaction of the conditions of Section 6(a) and stating that (i) the representations and warranties of the Company set forth in Section 2(a) hereof are accurate as of the Closing Date and, if applicable, the Option Closing Date, and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to such Closing Date and, if applicable, the Option Closing Date, (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company, Bancorp and the Subsidiaries on a consolidated basis, (iii) since such dates there has not been any material transaction entered into by the Company or the Company Subsidiaries other than transactions in the ordinary course of business,
(iv) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective or issue dates, contained, and the Prospectus as amended or supplemented at such Closing Date (and, if applicable, the Option Closing Date), contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) covering such other matters as the Underwriter may reasonably request. The officers' certificate of the Company shall further state that no stop order affecting the Registration Statement is in effect or, to their knowledge, threatened.

     (h) The NASD, upon review of the terms of the public offering of the Designated Shares, shall not have objected to the Underwriter's participation in such offering.

     (i) The Underwriter shall have received on or before the date of this Agreement agreements of the executive officers, directors and five percent shareholders of the Company (other than the Independent Bankshares, Inc. Employee Stock Ownership Plan) that, as described in Section 4(i) hereof.


     (j) Prior to the Closing Date and, if applicable, the Option Closing Date, the Company shall have furnished to the Underwriter and counsel for the Underwriter all such other documents, certificates and opinions as they have reasonably requested.

     (k) On or prior to the Closing Date, the Company shall have completed its acquisition of Bancorp and any other transactions contemplated by the Reorganization Agreement and the Company and the Trust shall have completed the offering of 1,000,000 ____% Cumulative Trust Preferred Securities as provided in that certain Underwriting Agreement among the Underwriter, the Company and the Trust of even date herewith relating to the sale of such securities.

          All opinions, certificates, letters and other documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriter. The Company shall furnish the Underwriter with conformed copies of such opinions, certificates, letters and other documents as the Underwriter shall reasonably request.


          If any of the conditions referred to in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement and all of the Underwriter's obligations hereunder may be terminated by the Underwriter on notice to the Company at, or at any time before, the Closing Date or the Option Closing Date, as applicable. Any such termination shall be without liability of the Underwriter to the Company.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless the Underwriter, each of its directors, officers and agents, and each person, if any, who controls the Underwriter within the meaning of the 1933 Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable attorney fees and expenses), joint or several, arising out of or based (i) upon any untrue statement or alleged untrue statement of a material fact made by the Company contained in Section 2(a) of this Agreement (or any certificate delivered by the Company pursuant to Sections 6(g) or 6(j) hereof) or the registration statement as originally filed or the Registration Statement, any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, (ii) upon any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any of the Designated Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), (iii) any omission or alleged omission to state a material fact in the registration statement as originally filed or the Registration Statement, the Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were madenot misleading, and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and attorney fees), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(iv) the enforcement of this indemnification provision or the contribution provisions of Section 7(d); and shall reimburse each such indemnified party for any reasonable legal or other expenses as incurred, but in no event less frequently than 30 days after each invoice is submitted, incurred by them in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or omission or allegation thereof that has been made therein or omitted therefrom in reliance upon and in conformity with the Underwriter's Information; provided, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or of any person controlling the Underwriter) to the extent any such losses, claims, damages, liabilities or expenses directly results from the fact that the Underwriter sold Designated Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to the Underwriter consistent with the provisions hereof, if required by law, and if such loss, claim, damage, liability or expense would not have arisen but for the failure to give or send such person such document. The foregoing indemnity agreement is in addition to any liability the Company may otherwise have to any such indemnified party.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the 1933 Act, to the same extent as required by the foregoing indemnity from the Company to the Underwriter, but only with respect to the Underwriter's Information or information related to the Underwriter furnished in writing to the Company through the Underwriter by or on its behalf expressly for use in a Blue Sky Application. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to any such indemnified party.

          (c) If any action or claim shall be brought or asserted against any indemnified party or any person controlling an indemnified party in respect of which indemnity may be sought from the indemnifying party, such indemnified party or controlling person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all expenses; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such paragraph, and further, shall only relieve it from liability under such paragraph to the extent materially prejudiced thereby. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or such controlling person unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnifying party has failed to assume the defense or to employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party or such controlling person and the indemnifying party and such indemnified party or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the indemnifying party (in which case, if such indemnified party or controlling person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party or such controlling person) it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time and for all such indemnified parties and controlling persons, which firm shall be designated in writing by the indemnified party and shall be reasonably satisfactory to the indemnifying party. Each indemnified party and each controlling person, as a condition of such indemnity, shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          An indemnifying party shall not, without the prior written consent of each indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnity may be sought hereunder (whether or not such indemnified party or any person who controls such indemnified party within the meaning of the 1933 Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes a release of each such indemnified party reasonably satisfactory to each such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement with each indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not alter the right of any indemnified party or controlling person to indemnification or contribution as provided in this Agreement.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Designated Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The benefits received by the Underwriter on the one hand and the Company on the other shall be deemed to be allocated pro rata on the basis of the total underwriting discounts, commissions and compensation received by the Underwriter relative to the total net proceeds from the offering of the Designated Shares (before deducting expenses) received by the Company, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the first sentence of this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Designated Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this paragraph (d), each person who controls the Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of the 1933 Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company subject in each case to the preceding paragraph. The obligations of the Company under this paragraph (d) shall be in addition to any liability which the Company may otherwise have and the obligations of the Underwriter under this paragraph (d) shall be in addition to any liability that the Underwriter may otherwise have.

          (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company, or such directors, trustees or officers (or any person controlling the Company), (ii) acceptance of any Designated Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor of the Underwriter or of the Company, such directors, trustees or officers (or of any person controlling the Underwriter or the Company) shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

     8. TERMINATION. The Underwriter shall have the right to terminate this Agreement at any time at or prior to the Closing Date or, with respect to the Underwriter's obligation to purchase the Option Shares, at any time at or prior to the Option Closing Date, without liability on the part of the Underwriter to the Company, if:

          (a) The Company shall have failed, refused, or been unable to perform any agreement on its part to be performed under this Agreement, or any of the conditions referred to in Section 6 shall not have been fulfilled, when and as required by this Agreement;

          (b) The Company, Bancorp or any of the Subsidiaries shall have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which in the judgment of the Underwriter materially impairs the investment quality of the Designated Shares;

          (c) There has been since the respective dates as of which information is given in the Registration Statement or the Prospectus, any materially adverse change in, or any development which is reasonably likely to have a Material Adverse Effect on the Company, Bancorp and the Subsidiaries taken as a whole;

          (d) There has occurred any outbreak of hostilities or other calamity or crisis or material change in general economic, political or financial conditions, or internal conditions, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's reasonable judgment, impracticable to market the Designated Shares or enforce contracts for the sale of the Designated Shares;

          (e) Trading generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or market system or by the Commission or any other governmental authority;

          (f) A banking moratorium shall have been declared by either federal or Texas authorities; or


          (g) Any action shall have been taken by any government in respect of its monetary affairs which, in the Underwriter's reasonable judgment, has a material adverse effect on the United States securities markets.

          If this Agreement shall be terminated pursuant to this Section 8, the Company shall not then be under any liability to the Underwriter except as provided in Sections 5 and 7 hereof.

     9. CERTAIN DEFINITIONS. The following terms shall have the following meanings:

     "Business day." Means any day on which the American Stock Exchange, Inc. is open for trading.

     "Knowledge." Whenever a phrase herein is qualified by "the knowledge of the Company," or a similar phrase, it is intended to refer to the actual knowledge, after reasonable inquiry, of the directors and executive officers of the Company.

     "Threatened." Any matter or thing will be deemed to have been "threatened" when used herein with respect to any party if that party has received notice, in writing, from the person whom the threat is attributable, or such person's agent, which makes specific reference to and clearly identifies the matter or thing being threatened.


     10. EFFECTIVE DATE OF AGREEMENT. If the Registration Statement is not effective at the time of execution of this Agreement, this Agreement shall become effective on the Effective Date at the time the Commission declares the Registration Statement effective. The Company shall immediately notify the Underwriter when the Registration Statement becomes effective.

          If the Registration Statement is effective at the time of execution of this Agreement, this Agreement shall become effective at the earlier of 11:00 a.m. St. Louis time, on the first full business day following the day on which this Agreement is executed, or at such earlier time as the Underwriter shall release the Designated Shares for initial public offering. The Underwriter shall notify the Company immediately after it has taken any action which causes this Agreement to become effective.

          Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriter, or by the Underwriter, by notifying the Company, except that the provisions of Sections 5 and 7 shall at all times be effective.

     11. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company and its officers set forth in or made pursuant to this Agreement and the agreements of the Underwriter contained in Section 7 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or controlling persons of the Company, or by or on behalf of the Underwriter or controlling persons of the Underwriter or any termination or cancellation of this Agreement and shall survive delivery of and payment for the Designated Shares.

     12. NOTICES. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by registered or certified mail, return receipt requested, or transmitted by any standard form of telecommunication and confirmed. Notices to the Company shall be sent to 547 Chestnut Street, Abilene, Texas 79602, Attention: Randal N. Crosswhite, Chief Financial Officer (with a copy to Arter & Hadden, LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, Attention: Joseph A. Hoffman); and notices to the Underwriter shall be sent to Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, Suite 1500, St. Louis, Missouri 63102, Attention: Rick E. Maples (with a copy to Lewis, Rice & Fingersh, L.C., 500 North Broadway, Suite 2000, St. Louis, Missouri 63102, Attention: Thomas C. Erb, Esq.).

          Any such notices and other communications shall take effect at the time of receipt thereof (except in the case of any such notice or other communication given via standard from of telecommunication and confirmed wherein it shall take effect at the time of confirmation thereof).



     13. PARTIES. The Agreement herein set forth is made solely for the benefit of the Underwriter and the Company and, to the extent expressed, directors, trustees and officers of the Company, any person controlling the Company or the Underwriter, and their respective successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, in its status as such purchaser, from the Underwriter of the Designated Shares.

     14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Missouri, without giving effect to the choice of law or conflicts of law principles thereof.

     15. FACSIMILE EXECUTION AND COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and you in accordance with its terms.

                                 Very truly yours,

                                 INDEPENDENT BANKSHARES, INC.



                                 By:
                                    -------------------------------------
                                 Print Name:
                                            -----------------------------
                                 Its:
                                     ------------------------------------

CONFIRMED AND ACCEPTED,
as of _________, 1998.

STIFEL, NICOLAUS & COMPANY, INCORPORATED


By:
   ------------------------------------
Print Name:
           ----------------------------
Its:
    -----------------------------------

                   EXHIBIT A-1         COMPANY SUBSIDIARIES


Independent Financial Corp.
     First State Bank, National Association
New Azle, Inc.
Independent Capital Trust I

                       EXHIBIT A-2 BANCORP SUBSIDIARIES


Azle Holdings, Inc.
     Azle State Bank

                                       32.

                 EXHIBIT B  ARTER & HADDEN LLP OPINION MATTERS


                    (i) The Company has been duly incorporated under the laws of the State of Texas, and each of the Company and Bancorp is validly existing and in good standing under the laws of the State of Texas, and is duly registered as a bank holding company under the BHC Act. Each of the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company, Bancorp and the Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is described in the Prospectus and is currently conducted in all material respects. To counsel's knowledge, all outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Sections 55 and 1831o and, to such counsel's knowledge, except as disclosed in the Prospectus, there are no outstanding rights, options or warrants to purchase any such shares or securities convertible into or exchangeable for any such shares.


              (ii) The capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects. To counsel's knowledge, the capital stock of the Company authorized and issued as of June 30, 1998 is as set forth under the caption "Capitalization" in the Prospectus, has been duly authorized and validly issued, and is fully paid and nonassessable. To counsel's knowledge, there are no outstanding rights, options or warrants to purchase, no other outstanding securities convertible into or exchangeable for, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company, except as described in the Prospectus.

              (iii) The issuance, sale and delivery of the Designated Shares in accordance with the terms and conditions of this Agreement have been duly authorized by all necessary actions of the Company. All of the Designated Shares have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will conform to the description thereof in the Registration Statement and the Prospectus in all material respects. Such counsel has been advised that the Designated Shares have been approved for listing on the American Stock Exchange, Inc., subject to official notice of issuance. There are no preemptive or other rights to subscribe for or to purchase, and, other than as disclosed in the Prospectus, no restrictions upon the voting or transfer of, any shares of capital stock or equity securities of the Company or the Company Subsidiaries pursuant to the corporate articles of incorporation or charter, by-laws or other governing documents of the Company or the Company Subsidiaries, or, to counsel's knowledge, any agreement or other instrument to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries may be bound.

                                       33.

               (iv) The Company has all requisite corporate power to enter into and perform its obligations under this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforcement hereof or thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally, and except as the indemnification and contribution provisions hereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

               (v) To counsel's knowledge, neither the Company, Bancorp nor any of the Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, by-laws or governing document. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Company Subsidiaries or the Designated Shares pursuant to, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the articles of incorporation or charter, by-laws or governing document of the Company or the Company Subsidiaries, or to counsel's knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or the Company Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, franchise, license, Permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to such counsel having jurisdiction over the Company or the Company Subsidiaries or any of their respective properties which, in each case, is material to the Company and the Company Subsidiaries on a consolidated basis. No authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under Texas law in connection with the transactions contemplated by this Agreement in connection with the purchase and distribution of the Designated Shares by the Underwriter.

                    (vi) To counsel's knowledge, holders of securities of the Company either (A) do not have any right that, if exercised, would require the Company to cause such securities to be included in the Registration Statement or (B) have waived such right. To counsel's knowledge, neither the Company nor any of the Company Subsidiaries is a party to any agreement or other instrument which grants rights for or relating to the registration of any securities of the Company.

                                      34.

               (vii) Except as set forth in the Registration Statement and the Prospectus, to such counsel's knowledge, (i) no action, suit or proceeding at law or in equity is pending or threatened in writing to which the Company, Bancorp or the Subsidiaries is or may be a party, and (ii) no action, suit or proceeding is pending or threatened in writing against or affecting the Company, Bancorp or the Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material adverse effect on the consummation of this Agreement or the issuance and sale of the Designated Shares as contemplated herein or a Material Adverse Effect or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

               (viii) No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act, the American Stock Exchange, Inc. relating to the listing of the Designated Shares and except such as may be required under state securities laws or Interpretations or Rules of the NASD in connection with the purchase and distribution of the Designated Shares by the Underwriter.

               (ix) The Registration Statement and the Prospectus and any amendments or supplements thereto and any documents incorporated therein by reference (other than the financial statements or other financial data included therein or omitted therefrom and Underwriter's Information, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations as of their respective dates of effectiveness.

               (x) To counsel's knowledge, there are no contracts, agreements, leases or other documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so disclosed or filed.

               (xi) The statements under the captions "Pending Acquisition," "Regulation and Supervision," "Description of Capital Stock" and "Certain Relationships and Related Transactions" in the Prospectus or incorporated therein by reference, insofar as such statements constitute a summary of legal and regulatory matters, documents or instruments referred to therein, are accurate descriptions of the matters summarized therein in all material respects and fairly present the information called for with respect to such legal matters, documents and instruments, other than financial and statistical data, as to which said counsel shall not be required to express any opinion or belief.

               (xii) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the 1933 Act; any required

                                      35.

     filing of the Prospectus pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); to the counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened by the Commission.

               (xiii) Except as described in or contemplated by the Prospectus, to the best of such counsel's knowledge, there are no contractual encumbrances or restrictions, or material legal restrictions, required to be described therein on the ability of the Company Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company, or (C) to transfer any of its property or assets to the Company.

               (xiv) To counsel's knowledge, (A) the business and operations of the Company, Bancorp and the Subsidiaries comply in all material respects with all statutes, ordinances, laws, rules and regulations applicable thereto and which are material to the Company and the Company Subsidiaries, or Bancorp and the Bancorp Subsidiaries, as the case may be, on a consolidated basis, except in those instances where non-compliance would not materially impair the ability of the Company and the Company Subsidiaries, or Bancorp and the Bancorp Subsidiaries, as the case may be, to conduct their business, and (B) the Company, Bancorp and the Subsidiaries possess and are operating in all material respects in compliance with the terms, provisions and conditions of all Permits that are required to conduct their businesses as described in the Prospectus and that are material to the Company and the Company Subsidiaries, or Bancorp and the Bancorp Subsidiaries, as the case may be, on a consolidated basis, except in those instances where the loss thereof or non-compliance therewith would not have a Material Adverse Effect; to counsel's knowledge, all such Permits are valid and in full force and effect, and, to counsel's knowledge, no action, suit or proceeding is pending or threatened which may lead to the revocation, termination, suspension or non-renewal of any such Permit, except in those instances where the loss thereof or non-compliance therewith would not materially impair the ability of the Company or the Company Subsidiaries, or Bancorp and the Bancorp Subsidiaries, as the case may be, to conduct their businesses.

                    (xv) Each of the Reorganization Agreement and the Ancillary Agreements, and the transactions contemplated thereby, has been authorized by all necessary corporate action on the part of the Company and/or the Company Subsidiaries, has been executed and delivered by the Company and/or the Company Subsidiaries and the other parties thereto and constitutes a valid and binding obligation of the Company and/or the Company Subsidiaries (assuming the due authorization, execution and delivery thereof by the other parties thereto) enforceable against the Company and/or the Company Subsidiaries in accordance with its terms, except as the enforcement hereof or thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally.

                                      36.

          In giving the above opinion, such counsel may state (1) that, insofar as such opinion involves factual matters, it has relied upon certificates of officers of the Company and Bancorp including, without limitation, certificates as to the identity of any and all material contracts, indentures, mortgages, deeds of trust, loans or credit agreements, notes, leases, franchises, licenses or other agreements or instruments, and all material permits, easements, consents, licenses, franchises and government regulatory authorizations, for purposes of paragraphs (v), (x) and (xiv) hereof, (2) that its opinion is limited to matters governed by the federal laws of the United States of America and the laws of the state of Texas and (3) that it has, to the extent it deems proper, relied upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and the Subsidiaries.

          Such counsel shall also confirm that, in connection with the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with certain officers and representatives of the Company and with their independent public accountants and with the Underwriter and counsel for the Underwriters, at which conferences such counsel made inquiries of such officers, representatives and accountants and discussed the contents of the Registration Statement and Prospectus and the documents incorporated therein by reference (without taking further action to verify independently the statements made in the Registration Statement and the Prospectus, and without assuming responsibility for the accuracy or completeness of such statements, except to the extent expressly provided above) and such counsel has no reason to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements, notes thereto and the related schedules and other financial, accounting and statistical data included therein or omitted therefrom or the Underwriter's Information, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) that the Prospectus or any amendment or supplement thereto or the documents incorporated therein by reference (except for the financial statements, the notes thereto and the related schedules and other financial, accounting and statistical data included therein or omitted therefrom or the Underwriter's Information, as to which such counsel need express no opinion), at the time the Registration Statement became effective (or, if the term "Prospectus" refers to the prospectus first filed pursuant to Rule 424(b) of the 1933 Act Regulations, at the time the Prospectus was issued), at the time any such amended or supplemented Prospectus was issued, at the Closing Date and, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or (C) that there is any amendment to the Registration Statement required to be filed that has not already been filed.

                                      37.